Exhibit 21

                        SUBSIDIARIES OF HEICO CORPORATION

                                                         STATE OR OTHER
NAME                                              JURISDICTION OF INCORPORATION
-----------------------------------------------   -----------------------------
HEICO Aerospace Holdings Corp.                             Florida
     HEICO Aerospace Corporation                           Florida
     Jet Avion Corporation                                 Florida
     LPI Industries Corporation                            Florida
     Aircraft Technology, Inc.                             Florida
     Northwings Accessories Corp.                          Florida
     HNW Building Corp.                                    Florida
     HNW2 Building Corp.                                   Florida
     McClain International, Inc.                           Georgia
     McClain Property Corp.                                Florida
     Rogers-Dierks, Inc.                                   Florida
     Turbine Kinetics, Inc.                                Florida
     Thermal Structures, Inc.                              California
     Future Aviation, Inc.                                 Florida
     ATK Acquisition Corp.                                 Florida
     Parts Advantage, LLC                                  Delaware
     AD HEICO Acquisition Corp.                            Florida
         Aero Design, Inc.                                 Tennessee
         Battery Shop, LLC                                 Tennessee
     Inertial Airline Services, Inc.                       Ohio
     HEICO Aerospace Parts Corp.                           Florida
     HEICO Aerospace C&A Corp.                             Florida
     Aviation Facilities, Inc.                             Florida
     Jetseal, Inc.                                         Delaware
     Niacc-Avitech Technologies Inc.                       Florida
     JA Engineering I Corp.                                Florida
     JA Engineering II Corp.                               Florida
         Jetavi Engineering Private Limited                Bangalore, India
     Seal Dynamics LLC                                     Florida
         Seal Dynamics LLC (Singapore Branch)              Singapore
     Arger Enterprises, Inc.                               Nevada
     Prime Air, LLC                                        Florida
     DEC Technologies, Inc.                                Florida
         Meridian Industrial, Inc.                         Florida
HEICO Electronic Technologies Corp.                        Florida
     Radiant Power Corp.                                   Florida
     Leader Tech, Inc.                                     Florida
         FerriShield, Inc.                                 Pennsylvania
     Santa Barbara Infrared, Inc.                          California
     101 Lummis Road Corp (Inactive)                       Florida
     Analog Modules, Inc.                                  Florida
     Sierra Microwave Technology, LLC                      Delaware
     Connectronics Corp.                                   Florida
     Lumina Power, Inc.                                    Florida

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                                                         STATE OR OTHER
NAME                                              JURISDICTION OF INCORPORATION
-----------------------------------------------   -----------------------------
     HVT Group, Inc.                                       Delaware
         Dielectric Sciences, Inc.                         Massachusetts
         Essex X-Ray & Medical Equipment LTD               United Kingdom
         High Voltage Technology Limited                   United Kingdom
     Engineering Design Team, Inc., formerly               Florida
          known as EDT Acquisition Corporation
     Engineering Design Team, Inc.                         Oregon
     EMD Acquisition Corp.                                 Florida
         3221921 Nova Scotia Company                       Canada
             EMD Technologies Company, formerly            Canada
                 known as EMD Technologies Inc.
HEICO East Corporation                                     Florida